UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007
HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16857 (Commission File Number)	72-0487309 (IRS Employer Identification No.)
2500 CityWest Boulevard
Suite 2200
Houston, Texas 77042
(Address of principal executive offices) (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 15, 2007, Horizon Offshore, Inc. (the “Company”) was informed that a shareholder derivative suit against the board of directors of the Company relating to the proposed merger transaction with Cal Dive International, Inc. (“Cal Dive”) was filed in state district court in Harris County, Texas on June 13, 2007. The complaint alleges, among other things, that the Company’s board of directors breached its fiduciary duty by utilizing a defective sales process in connection with the Company’s proposed acquisition by Cal Dive. The Company’s board of directors and management intends to review the allegations of the purported derivative suit and will address the matter and respond in a manner it considers to be in the best interests of the Company’s stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ William B. Gibbens, III
William B. Gibbens, III
Secretary

Date: June 15, 2007